UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

OneStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42187	87-3199478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Chester Street Birmingham, Michigan	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 650-1490

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 6, 2026, OneStream, Inc. (“OneStream”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OneStream Software LLC (“OneStream LLC” and, together with OneStream, the “OneStream Parties”), Onward AcquireCo, Inc. (“Parent”), Onward Merger Sub 2, LLC (“Merger Sub I”) and Onward Merger Sub, Inc. (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”). The Merger Agreement provides for the acquisition of OneStream by entities affiliated with Hg by way of (a) a merger of Merger Sub I with and into OneStream LLC (the “LLC Merger”), with OneStream LLC continuing as the surviving corporation of the LLC Merger and (b) a merger of Merger Sub II with and into OneStream (the “Corporate Merger” and together with the LLC Merger, the “Mergers”), with OneStream continuing as the surviving corporation in the Corporate Merger.

The Merger Agreement was approved by OneStream’s board of directors (the “Board”).

Pursuant to the Merger Agreement, as a result of the Mergers:

•

Each outstanding share of OneStream’s Class A common stock and Class D common stock (in each case, other than as provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $24.00, without interest (the “Per Share Price”).

•

Each outstanding common unit of OneStream LLC (“LLC Units”) (other than as provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $24.00, without interest (the “Per Unit Price”). The Per Unit Price payable in respect of any LLC Units that are unvested or subject to forfeiture as of immediately prior to the LLC Merger will be subject to the vesting terms and conditions as provided in the applicable contracts governing such vesting or forfeiture.

•

Each outstanding share of OneStream’s Class B common stock and Class C common stock (in each case, other than as provided in the Merger Agreement) will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.0001, without interest. OneStream’s Class A common stock, Class B common stock, Class C common stock and Class D common stock are collectively referred to as “Common Stock.”

Pursuant to the Merger Agreement, as a result of the Mergers:

•

Each outstanding restricted stock unit of OneStream (each, an “RSU”) that is vested (but not yet settled) as of the occurrence of the Mergers, or that vests as a result of the Mergers, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Common Stock subject to that vested RSU multiplied by (b) the Per Share Price, less applicable withholding taxes.

•

Each outstanding RSU that is unvested as of the occurrence of the Mergers will be cancelled and converted into the contingent right to receive a cash award, without interest, equal to (a) the total number of shares of Common Stock subject to that unvested RSU multiplied by (b) the Per Share Price, less applicable withholding taxes. The vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment, if any) applicable to that unvested RSU as of immediately prior to the Mergers will remain in effect following the Mergers.

•

Each outstanding option to acquire shares of Common Stock (each, an “Option”) that is vested as of the occurrence of the Mergers will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Common Stock subject to that vested Option multiplied by (b) the excess, if any, of the Per Share Price over the exercise price per share of that vested Option, less applicable withholding taxes.

•

Each outstanding Option that is not vested as of the occurrence of the Mergers and that has a per share exercise price that is less than the Per Share Price will be cancelled and converted into the contingent right to receive a cash award, without interest, equal to (a) the total number of shares of Common Stock subject to that unvested Option multiplied by (b) the excess of the Per Share Price over the exercise price per share of that unvested Option, less applicable withholding taxes. The vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment, if any) applicable to that unvested Option as of immediately prior to the Mergers will remain in effect following the Mergers.

•	Any Option (whether vested or unvested) that has an exercise price per share that is greater than or equal to the Per Share Price will be cancelled for no consideration.

Completion of the Mergers is subject to customary closing conditions, including: (a) the adoption of the Merger Agreement by the holders of a majority of the voting power of outstanding shares of Common Stock (the “Requisite Stockholder Approval”); (b) the absence of any law or order preventing, materially restraining or materially impairing the consummation of the Mergers; (c) certain specified regulatory clearances, including the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (d) the accuracy of each party’s representations and warranties, subject to certain customary materiality qualifications set forth in the Merger Agreement; (e) performance in all material respects of each party’s obligations under the Merger Agreement; and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement. Under the Merger Agreement, the completion of the Mergers is not subject to any financing contingency. The closing of the Mergers is not permitted to occur prior to April 6, 2026, without the consent of Parent.

The Merger Agreement contains customary representations, warranties and covenants made by each of the OneStream Parties, Parent and Merger Subs, including, among others, covenants by each of the OneStream Parties regarding the conduct of its business prior to the closing of the Mergers. OneStream is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (a) solicit alternative acquisition proposals from third parties and (b) subject to limited exceptions prior to the receipt of the Requisite Stockholder Approval, furnish nonpublic information relating to OneStream to third parties in connection with an alternative acquisition proposal and, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Either OneStream or Parent may terminate the Merger Agreement in the circumstances specified in the Merger Agreement, including if (a) the Closing has not occurred by 11:59 p.m., Eastern time, on October 6, 2026, which date will be automatically extended to April 6, 2027 if required regulatory approvals have not been obtained at such time; or (b) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order preventing the consummation of the Mergers.

OneStream will be required to pay Parent a termination fee of $207,000,000 upon termination of the Merger Agreement under specified circumstances occurring prior to the receipt of the Requisite Stockholder Approval, including if the Merger Agreement is terminated by Parent following the Board’s determination to change its recommendation with respect to the Mergers or by OneStream in order to enter into an agreement providing for a Superior Proposal (as defined in the Merger Agreement), subject to the terms of the Merger Agreement. The termination fee will also be payable if (a) the Merger Agreement is terminated by Parent under certain circumstances; (b) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire 50.1 percent or more of OneStream is made to OneStream or the Board and not withdrawn or abandoned; and (c) OneStream subsequently enters into a definitive agreement providing for a transaction involving the acquisition of 50.1 percent or more of OneStream within one year of such termination and such transaction is ultimately consummated.

The Merger Agreement also provides that the OneStream Parties, on one hand, or Parent and Merger Subs, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Mergers if the conditions set forth in the Merger Agreement are satisfied.

Pursuant to an equity commitment letter, dated January 6, 2026 (the “Equity Commitment Letter”), investment funds managed by Hg committed to provide Parent with an equity contribution sufficient to (a) at the consummation of the Mergers, pay the merger consideration and certain other payments and expenses related to the Mergers; or (b) pay monetary damages and certain reimbursement obligations under the Merger Agreement, on the terms and subject to the conditions set forth in the Equity Commitment Letter. The investment commitments under the Equity Commitment Letter are generally subject to an aggregate cap of approximately $5.6 billion. The OneStream Parties are third party beneficiaries of the Equity Commitment Letter and are entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein.

Thomas Shea, OneStream’s chief executive officer and a member of the Board, has agreed with Parent to “rollover” a portion of his equity holdings in OneStream in connection with the consummation of the Mergers.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated into this report by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about any party to the Merger Agreement or its affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) have been made solely for the purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) are not intended as statements of fact to be relied upon by any person other than a party to the Merger Agreement, but rather as a way of allocating the risk between the parties if the statements prove to be inaccurate; (d) may have been modified or qualified by confidential disclosures that were made between the parties to the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; (e) may no longer be true as of a given date; and (f) may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants, or any descriptions or summaries, as characterizations of the actual state of facts or condition of any party to the Merger Agreement or its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in OneStream’s public disclosures. OneStream acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Mergers, the parties to the Merger Agreement and their respective affiliates and businesses that will be contained in, or incorporated by reference into, OneStream’s public disclosures.

Support Agreement

On January 6, 2026, in connection with the execution of the Merger Agreement, certain stockholders of OneStream affiliated with Kohlberg Kravis Roberts & Co. L.P (“KKR”) (the “Consenting Stockholders”) entered into a support agreement (the “Support Agreement”) with Parent and OneStream. The Consenting Stockholders hold shares of Common Stock representing approximately 58 percent of OneStream’s outstanding voting power. Under the Support Agreement, the Consenting Stockholders have agreed, among other matters, to vote their shares of Common Stock in favor of the adoption of the Merger Agreement.

On January 6, 2026, following the execution of the Merger Agreement, the Consenting Stockholders delivered a written consent adopting the Merger Agreement to OneStream.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated into this report by reference.

Amendment to Tax Receivable Agreement

As previously disclosed, the OneStream Parties are party to a tax receivable agreement (the “TRA”) with certain current and former holders of LLC Units. The TRA provides for payments to those holders and their assignees with respect to certain tax attributes of OneStream, including in connection with a change of control of OneStream.

On January 6, 2026, in connection with the execution of the Merger Agreement, the OneStream Parties and certain OneStream LLC members affiliated with KKR entered into an amendment to the TRA (the “TRA Amendment”). The TRA Amendment provides that the TRA will terminate (a) in connection with the consummation of the Mergers or (b) if the Merger Agreement is terminated by OneStream to enter into an agreement for an alternative acquisition transaction that constitutes a Superior Proposal in accordance with the terms of the Merger Agreement, upon the consummation of such alternative acquisition, and no payments will be made under the TRA in connection with the consummation of the Mergers or any such alternative acquisition pursuant to the TRA.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is filed as Exhibit 10.2 and is incorporated into this report by reference

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 1.01, on January 6, 2026, the Consenting Stockholders adopted the Merger Agreement by written consent. The Consenting Stockholders represent a majority of the voting power, on a combined basis, of the outstanding shares of Common Stock entitled to adopt the Merger Agreement. This approval constitutes the Requisite Stockholder Approval, being all required approvals of OneStream’s stockholders under OneStream’s organizational documents and Delaware law necessary to consummate the Mergers. No further approval of holders of Common Stock or LLC Units is required or will be sought.

Item 8.01.	Other Events.

On January 6, 2026, Parent and OneStream issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding OneStream that are forward-looking may include statements regarding: (i) the transaction; (ii) the expected timing of the closing of the transaction; (iii) considerations taken into account in approving and entering into the transaction; (iv) the anticipated benefits to, or impact of, the transaction on OneStream’s business; and (v) expectations for OneStream following the closing of the transaction. There can be no assurance that the transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the transaction are not satisfied, including the risk that required regulatory approvals to consummate the transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction, including in circumstances requiring OneStream to pay a termination fee to Hg; (iii) possible disruption related to the transaction to OneStream’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by OneStream related to the transaction; (v) the risk that OneStream’s stock price may fluctuate during the pendency of the transaction and may decline if the transaction is not completed; (vi) the diversion of OneStream management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the transaction; (viii) potential litigation relating to the transaction; (ix) uncertainty as to timing of completion of the transaction and the ability of each party to consummate the transaction; and (x) other risks and uncertainties detailed in the periodic reports that OneStream filed with the Securities and Exchange Commission, including OneStream’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements in this communication are based on information available to OneStream as of the date of this communication, and, except as required by law, OneStream does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 6, 2026, among Onward AcquireCo, Inc., Onward Merger Sub 2, LLC, Onward Merger Sub, Inc., OneStream, Inc. and OneStream Software LLC.*

10.1	Support Agreement, dated January 6, 2026, among Onward AcquireCo, Inc., OneStream, Inc. and certain stockholders of OneStream, Inc.*

10.2	Amendment No. 1 to the Tax Receivable Agreement, dated January 6, 2026, among OneStream, Inc., OneStream Software LLC and the other parties thereto.*

99.1	Press Release, dated January 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. OneStream will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. OneStream may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONESTREAM, INC.

Date: January 6, 2026	By:	/s/ Holly Koczot
Holly Koczot
Chief Legal Officer, General Counsel and Secretary